SECURITIES AND EXCHANGE COMMISSION      NO.33-
                           WASHINGTON, DC 20549
                           --------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            -------------------

                           THE STANLEY WORKS
      (Exact name of registrant as specified in its charter)

          CONNECTICUT                                         06-0548860
(State or other jurisdiction of incorporation)           (I.R.S. Employer
                                                         Identification No.)

    1000 STANLEY DRIVE
    NEW BRITAIN, CONNECTICUT                                       06053
 (Address of Principal Executive Offices)                        (Zip Code)

                            THE STANLEY WORKS
                         1990 STOCK OPTION PLAN
                        (Full title of the Plan)

                       Stephen S. Weddle, Esquire
                            The Stanley Works
                           1000 Stanley Drive
                     New Britain, Connecticut 06053
                 (Name and address of agent for service)

                             203-225-5111
      (Telephone number, including area code of agent for service)

                                          CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to be      Proposed Maximum Offering    Proposed Maximum     Amount of
to be Registered*       Registered*       Price Per Share**            Aggregate Price**    Filing Fee***



Common Stock, $2.50
par value per share      3,500,000       $44.625                       $156,187,500         $53,857.76


* This Registration Statement also pertains to Depository Stock Purchase Rights of the Registrant which are attached to the Common Stock.

**Estimated for purposes of calculation of the registration fee pursuant to Rule 457(c) and based upon an average of the high and low prices that the Common Stock of The Stanley Works was sold for on the New York Stock Exchange on September 7, 1995.

***Pursuant to General Instruction E of Form S-8, the Filing Fee is paid only with respect to the additional 3,500,000 shares being registered hereby.

This Registration Statement shall become effective in accordance with the provisions of Rule 462 of the Securities Act of 1933, as amended.

The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective and pursuant to the terms of The Stanley Works 1990 Stock Option Plan.

                            INCORPORATION OF CONTENTS OF PRIOR
                            REGISTRATION STATEMENT BY REFERENCE

         This Registration Statement relates to a Registration Statement on Form S-8, File No. 33-39553, covering 2,675,000 shares of the Company's Common Stock to be issued under The Stanley Works 1990 Stock Option Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,500,000 shares of Common Stock to be sold pursuant to The Stanley Works 1990 Stock Option Plan. The contents of the prior Registration Statement on Form S-8, File No. 33-39553, are incorporated herein by reference.

                                PART II.

           Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by The Stanley Works (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (2) the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 1995, the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995, the Company's Current Reports on Form 8-K dated January 31, 1995, April 19, 1995, May 31, 1995, June 15, 1995 and July 19, 1995; and

     (3) the description of the Company's Common Stock, $2.50 par value per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  ITEM 4.  DESCRIPTION OF SECURITIES

           Not applicable.


  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.


  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director, officer or employee. In certain circumstances, indemnification is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his or her duty to the corporation or where he or she did not act in good faith. Specific court approval is required in some cases. The foregoing  statement is subject to the detailed  provisions of
Section 33-320a of the Connecticut General Statutes. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to Quarterly Report on Form 10-Q for quarter ended July 1, 1995).

     4.2 By-laws (incorporated by reference to Exhibit (3)(ii) to the Annual Report on Form 10-K for the year ended December 31, 1994).

     4.3 Indenture defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 9% Notes due 1998 (incorporated by reference to Exhibit (4)(a) to Registration Statement No. 33-4344 filed March 27, 1986).


                                                2.

     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and Shawmut Bank Connecticut, National Association (formerly known as The Connecticut National Bank) (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

     (a) Certificate of Designated Officers establishing Terms of 9% Notes (incorporated by reference to Exhibit (4)(i)(c) to Annual Report on Form 10-K for year ended January 2, 1988).


     (b) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8- K, dated December 7, 1992).


     4.5 Rights Agreement, dated February 26, 1986 (incorporated by reference to
Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 18,
1986).


     4.6 Rights Agreement Amendment, dated December 16, 1987 to the Rights Agreement, dated February 26, 1986 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated December 31, 1987).


     4.7 Rights Agreement Amendment No. 2 to the Rights Agreement, dated July 20, 1990 to the Rights Agreement, dated February 26, 1986 as amended December 16, 1987 (incorporated by reference to Exhibit (a)(4)(i) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1990).


     4.8 Rights Agreement Amendment No. 3, dated October 24, 1991 to the Rights Agreement, dated as of February 26, 1986, as amended December 16, 1987 and July 20, 1990 (incorporated by reference to Exhibit (4)(i) to Quarterly Report on Form 10-Q for quarter ended September 28, 1991).

     4.9 Agreement Concerning Appointment of Successor Rights Agent, dated as of August 21, 1995.


     4.10 Facility A Credit Agreements, dated as of November 15, 1994, with nine banks (incorporated by reference to Exhibit (4)(v) to Annual Report on Form 10-K for the year ended December 31, 1994).


     4.11 Facility B Credit Agreements, dated as of November 15, 1994, with nine banks (incorporated by reference to Exhibit (4)(vi) to Annual Report on Form 10-K for the year ended December 31, 1994).

5 Opinion of Tyler Cooper & Alcorn dated September 11, 1995 with respect to the legality of the Common Stock (and associated

                                                        3.

Stock Purchase Rights) being registered hereby is filed herewith.

23.1 Consent of Independent Auditors dated September 6, 1995 is filed herewith.

23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5 to this Registration Statement).

24 Power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's officers and directors is filed herewith.

99       The Stanley Works 1990 Stock Option Plan, as amended.

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     1. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration

                                        4.

statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S- 8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporatd by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdicton the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                        5.

                                                    SIGNATURES


     The Registrant . Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New Britain, State of Connecticut on September 11, 1995.


                                     THE STANLEY WORKS




                                     By: Richard H. Ayers
                                     Name: Richard H. Ayers
                                     Title: Chairman and
                                            Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

     NAME                         TITLE                                 DATE


Richard H. Ayers                Chairman,                     September 11, 1995
Richard H. Ayers                Chief Executive
                                Officer
                                and
                                Director

Richard Huck                    Vice President,               September 11, 1995
Richard Huck                    Finance and Chief
                                Financial Officer

Theresa F. Yerkes               Vice President and            September 11, 1995
Theresa F. Yerkes               Controller (Chief
                                Accounting Officer)


                                                        6.

 NAME                                  TITLE                            DATE

 *                                  Director                September  11,  1995
Stillman B. Brown

*                                   Director                 September  11, 1995
Edgar R. Fiedler

*                                   Director                  September 11, 1995
Mannie L. Jackson

*                                   Director                  September 11, 1995
James G. Kaiser

*                                   Director                  September 11, 1995
Eileen S. Kraus

*                                   Director                  September 11, 1995
George A. Lorch

*                                   Director                  September 11, 1995
Walter J. McNerney

*                                   Director                 September 11, 1995
Gertrude  G.  Michelson

*                                    Director                September  11, 1995
John S. Scott

*                                    Director                September  11, 1995
Hugo E.  Uyterhoeven

*                                    Director                September  11, 1995
Walter W. Williams

* By:  Stephen S.  Weddle                                  September  11,  1995
       Stephen S.  Weddle (As Attorney- in-Fact)


                                                        7.

                                  EXHIBIT INDEX

     Exhibit No.                                                           Page

     4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to Quarterly Report on Form 10-Q for quarter ended July 1, 1995).

     4.2 By-laws (incorporated by reference to Exhibit (3)(ii) to the Annual Report on Form 10-K for the year ended December 31, 1994).

     4.3 Indenture defining the rights of holders of 7-3/8% Notes Due December 15, 2002 and 9% Notes due 1998 (incorporated by reference to Exhibit (4)(a) to Registration Statement No. 33- 4344 filed March 27, 1986).


     4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and Shawmut Bank Connecticut, National Association (formerly known as The Connecticut National Bank) (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

     (a) Certificate of Designated Officers establishing Terms of 9% Notes (incorporated by reference to Exhibit (4)(i)(c) to Annual Report on Form 10-K for year ended January 2, 1988).

     (b) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8- K, dated December 7, 1992).


     4.5 Rights Agreement, dated February 26, 1986 (incorporated by reference to
Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 18,
1986).


     4.6 Rights Agreement Amendment, dated December 16, 1987 to the Rights Agreement, dated February 26, 1986 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated December 31, 1987).


     4.7 Rights Agreement Amendment No. 2 to the Rights Agreement, dated July 20, 1990 to the Rights Agreement, dated February 26, 1986 as amended December 16, 1987 (incorporated by reference to Exhibit (a)(4)(i) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1990).


     4.8 Rights Agreement Amendment No. 3, dated October 24, 1991 to the Rights Agreement, dated as of February 26, 1986, as amended December 16, 1987 and July 20, 1990 (incorporated by reference to Exhibit (4)(i) to Quarterly Report on Form 10-Q for quarter ended September 28, 1991).

     4.9 Agreement Concerning Appointment of Successor Rights Agent, dated as of August 21, 1995.


     4.10 Facility A Credit Agreements, dated as of November 15, 1994, with nine banks (incorporated by reference to Exhibit (4)(v) to Annual Report on Form 10-K for the year ended December 31, 1994).


     4.11 Facility B Credit Agreements, dated as of November 15, 1994, with nine banks (incorporated by reference to Exhibit (4)(vi) to Annual Report on Form 10-K for the year ended December 31, 1994).

5 Opinion of Tyler Cooper & Alcorn dated September 11, 1995 with respect to the legality of the Common Stock (and associated Stock Purchase Rights) being registered hereby is filed herewith.

     23.1 Consent of Independent Auditors dated September 6, 1995 is filed herewith.

     23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5 to this Registration Statement).

     24 Power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's officers and directors is filed herewith.

     99 The Stanley Works 1990 Stock Option Plan, as amended.